UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): APRIL 30, 2008
ATARI, INC.
(Exact name of registrant as specified in charter)
DELAWARE
(State or other jurisdiction
of incorporation or organization)
Commission File Number: 0-27338
13-3689915
(I.R.S. employer identification no.)
417 FIFTH AVENUE
NEW YORK, NEW YORK 10016
(Address of principal executive
offices, including zip code)
(212) 726-6500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
     On April 30, 2008, Atari, Inc., a Delaware corporation (“Atari” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Infogrames Entertainment, S.A. (“IESA”), a French corporation, and Irata Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of IESA (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with Atari continuing as the surviving corporation after the Merger, and each outstanding share of Atari common stock, par value $0.10 per share, other than shares held by IESA and its subsidiaries and shares held by Atari stockholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive $1.68 per share in cash (the “Merger Consideration”).
     As a result of the Merger Agreement, Atari will become a wholly owned indirect subsidiary of IESA.
     Each option to acquire Atari common stock granted under Atari’s stock incentive plans will, at the effective time of the Merger, be converted into the right to receive an amount in cash equal to the product of (x) the excess, if any, of the Merger Consideration over the per share exercise price of such option, and (y) the aggregate number of shares of Atari common stock into which such option was exercisable immediately prior to the effective time of the Merger. Furthermore, the Company has agreed to use its reasonable best efforts to commence, at least until the effective time of the Merger, a tender offer to purchase each option to acquire Atari common stock granted under Atari’s stock incentive plans that the Company does not have the right to cancel and that have exercise prices that exceed the Merger Consideration (the “Tender Offer”). Any such stock option tendered pursuant to the Tender Offer will be cancelled and no longer outstanding, and the holder that tendered such stock option will only have the right to receive the consideration, if any, payable pursuant to the Tender Offer for such stock option.
     Atari, IESA and Merger Sub have made customary representations, warranties and covenants in the Merger Agreement, including covenants restricting the solicitation of competing acquisition proposals, subject to certain exceptions which permit Atari’s board of directors to comply with its fiduciary duties.
     Under the Merger Agreement, each of IESA and Atari has certain rights to terminate the Merger Agreement and the Merger. Upon the termination of the Merger Agreement under circumstances, Atari must pay IESA a termination fee of $450,000.
     The transaction was negotiated and approved by the Special Committee of the Company’s board of directors, which consists entirely of directors who are independent of IESA. Based on such negotiation and approval, the Company’s board of directors approved the Merger Agreement and recommended that the Company’s stockholders vote in favor of the Merger Agreement. The Company expects to call a special meeting of stockholders to consider the Merger in the third quarter of calendar 2008. Since IESA controls a majority of the Company’s outstanding shares, IEAS has the power to approve the transaction without the approval of the Company’s other stockholders.

     The foregoing description of the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.
Credit Agreement
     In connection with the Merger, the Company also entered into a Credit Agreement with IESA (the “IESA Credit Agreement”), under which IESA committed to provide up to an aggregate of $20 million in loan availability at an interest rate equal to the applicable LIBOR rate plus 7% per year, subject to the terms and conditions of the IESA Credit Agreement (the “New Financing Facility”). Atari will use borrowings under the New Financing Facility to fund its operational cash requirements during the period between the date of the Merger Agreement and the closing of the Merger. The obligations under the New Financing Facility are secured by liens on substantially all of our present and future assets, including accounts receivable, inventory, general intangibles, fixtures, and equipment. Atari has agreed that it will make monthly prepayments on amounts borrowed under the New Financing Facility of its excess cash. Atari will not be able to reborrow any loan amounts paid back under the New Financing Facility other than loan amounts prepaid from excess cash. Also, the Company is required to deliver to IESA a budget, which is subject to approval by IESA in its commercially reasonable discretion, and which shall be supplemented from time to time.
     A copy of the IESA Credit Agreement is filed herewith as Exhibit 10.1 and this description of the New Financing Facility is qualified in its entirety by reference to the IESA Credit Agreement as so filed.
Intercreditor Agreement
     Under an intercreditor agreement among IESA, BlueBay High Yield Investments (Luxembourg) S.A.R.L. (“BlueBay”) and Atari (the “Intercreditor Agreement”), IESA has agreed that for so long as obligations under the Existing Credit Facility (as defined below) are not discharged, it will (i) not seek to exercise any rights or remedies with respect to the shared collateral for a period of 270 days (provided that, in any event, IESA may not exercise such rights or remedies while BlueBay is exercising its rights and remedies as to the collateral), (ii) not take action to hinder the exercise of remedies under the BlueBay Credit Facility and (iii) waive any rights as a junior lien creditor to object to the manner in which BlueBay may enforce or collect obligations under the BlueBay Credit Facility.
     A copy of the Intercreditor Agreement is filed herewith as Exhibit 10.2 and this description of the Intercreditor Agreement is qualified in its entirety by reference to the Intercreditor Agreement as so filed.
Waiver, Consent and Fourth Amendment
     The Company is party to a Credit Agreement, dated as of November 3, 2006 and amended on October 23, 2007, further amended on November 6, 2007 and further amended on December 4, 2007, by and among the Company, the lenders party thereto and BlueBay as administrative agent for the lenders thereunder, relating to an asset-based secured credit facility consisting of a revolving line of credit in an amount up to $14 million (the “Existing Credit Facility”). In order to permit the signing of the Merger Agreement and the establishment of the New Financing Facility with IESA, the Company entered into a Waiver, Consent and Fourth Amendment to the Existing Credit Facility (the “Fourth Amendment”) under which, among other things, (i) BlueBay agreed to waive the Company’s non-compliance with certain representations and covenants under the Credit Agreement, (ii) BlueBay agreed to consent to the Company’s entering into the New Credit Facility with IESA, (iii) BlueBay agreed to consent to the Company’s entering into the Merger Agreement with IESA, and (iv) BlueBay and the Company agreed to certain amendments to the Existing Credit Facility with respect to the Intercreditor Agreement referenced above regarding the parties’ respective security interests in the Company’s assets, the Company’s operational covenants and events of default.
     A copy of the Fourth Amendment is filed herewith as Exhibit 10.3 and this description of the Fourth Amendment is qualified in its entirety by reference to the Fourth Amendment as so filed.
     The Merger Agreement, IESA Credit Agreement and the Fourth Amendment (together, the “Principal Transaction Agreements”) each have been included to provide investors and security holders with information regarding its terms. The Principal Transaction Agreements are not intended to provide any other factual information about Atari. The representations, warranties and covenants contained in the Principal Transaction Agreements were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Principal Transaction Agreements, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under any of the Principal Transaction Agreements and should not rely on the representations, warranties and covenants therein or any descriptions thereof as characterizations of the actual state of facts or condition of Atari, IESA or Merger Sub or any of their respective subsidiaries or affiliates.
Additional Information and Where to Find It
     Atari intends to file and deliver a proxy statement, a tender offer statement, and other relevant materials with the Securities and Exchange Commission (“SEC”). Before making any voting or investment decisions, shareholders and investors of Atari are urged to read the definitive proxy materials regarding the Merger and, if applicable, the tender offer materials regarding the Tender Offer, carefully in their entirety when they become available, because they will contain important information about the proposed merger transaction. Copies of the definitive proxy materials, tender offer statements and other relevant materials, and any amendments or supplements thereto, may be obtained without charge, as they become available, at the SEC’s website at http://www.sec.gov or at Atari’s website at http://www.atari.com/us/investorRelations or by directing a written request to Atari, Inc., 417 Fifth Avenue, New York, NY 10016, Attention: Arturo Rodriguez.
     Atari, its directors, executive officers and certain members of management and employees may be deemed to be participants in the solicitation of proxies from Atari’s shareholders in favor of the approval of the transaction. Information regarding such officers and directors and their ownership of Atari common stock is set forth in Atari’s Proxy Statement on Schedule 14A for its 2007 Annual Meeting of shareholders, filed with the SEC on September 18, 2007, and Atari’s Proxy Supplement filed with the SEC on November 1, 2007.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits. The following exhibits are filed herewith:
2.1	Agreement and Plan of Merger by and among Infogrames Entertainment S.A., Irata Acquisition Corp. and Atari, Inc. dated as of April 30, 2008.

10.1	Credit Agreement dated as of April 30, 2008 between Atari, Inc. and Infogrames Entertainment S.A. as the Lender.

10.2	Intercreditor Agreement dated as of April 30, 2008 among Infogrames Entertainment S.A., BlueBay High Yield Investments (Luxembourg) S.A.R.L. and Atari, Inc.

10.3	Waiver, Consent and Fourth Amendment to Credit Agreement, dated as of April 30, 2008, among Atari, Inc., the lenders party to the Credit Agreement, and BlueBay High Yield Investments (Luxembourg) S.A.R.L., as successor administrative agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARI, INC.
By:	/s/ Jim Wilson
Jim Wilson
Chief Executive Officer and President

Date: May 5, 2008

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and among Infogrames Entertainment S.A., Irata Acquisition Corp. and Atari, Inc. dated as of April 30, 2008.

10.1	Credit Agreement dated as of April 30, 2008 between Atari, Inc. and Infogrames Entertainment S.A. as the Lender.

10.2	Intercreditor Agreement dated as of April 30, 2008 among Infogrames Entertainment S.A., BlueBay High Yield Investments (Luxembourg) S.A.R.L. and Atari, Inc.

10.3
Waiver, Consent and Fourth Amendment to Credit Agreement, dated as of April 30, 2008, among Atari, Inc., the lenders party to the Credit Agreement, and BlueBay High Yield Investments (Luxembourg) S.A.R.L., as successor administrative agent.